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                                                                     EXHIBIT 23

                             CONSENT OF ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statements of MSB Financial, Inc.'s (the "Company's") Recognition and Retention Plan (File No. 333-2234) and 1995 Stock Option and Incentive Plan (File No. 333-2232) on Form S-8 of our report, dated July 25, 1997, on the consolidated financial statements incorporated by reference in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997.

                                                  Crowe, Chizek and Company LLP

Grand Rapids, Michigan
September 25, 1997